Exhibit 99.01

V. C. Summer Nuclear Station Units 2 & 3

Quarterly Report to the South Carolina Office of Regulatory Staff

Submitted by South Carolina Electric & Gas Company

Pursuant to Public Service Commission Order No. 2009-104(A)

Quarter Ending June 30, 2011

I.                                         Introduction and Summary

A.                                    Introduction

This quarterly report is submitted by South Carolina Electric & Gas Company (SCE&G or the Company) to the Public Service Commission of South Carolina (the Commission) and the South Carolina Office of Regulatory Staff (ORS).  It is submitted in satisfaction of the requirements of S.C. Code Ann. § 58-33-277 (Supp. 2010) and the terms of Commission Order No. 2009-104(A).  This report provides updated information concerning the status of the construction of V. C. Summer Nuclear Station Units 2 & 3 (the Units) and updates the capital cost and construction schedules for the Units.  The Commission approved updated construction schedules for the Units in Order No. 2010-12.  The Commission approved updated capital cost schedules for the Units in Order No. 2011-345 issued in May of 2011.

Order No. 2011-345 was based on updated cost schedules that SCE&G filed with the Commission on November 15, 2010, and supplemented on March 8, 2011.  Those updated schedules removed $438,291,000 in owner’s capital cost contingencies in response to the South Carolina Supreme Court opinion in South Carolina Energy Users Comm. v. South Carolina Pub. Serv. Comm’n, 388 S.C. 486, 697 S.E.2d 587 (2010) (the Opinion).  The updated schedules also included approximately $174 million in capital costs that the Company had identified and itemized to specific cost items for the project since Order No. 2009-104(A).  They further reflected all changes in the timing of cash flow requirements since Order No. 2010-12 was adopted.

B.                                    Structure of Report and Appendices

The current reporting period is the quarter ending June 30, 2011.  The report is divided into the following sections:

Section I:	Introduction and Summary;

Section II:	Progress of Construction of the Units;

Section III:	Anticipated Construction Schedules;

Section IV:	Schedules of the Capital Costs Incurred Including Updates to the Information Required by S.C. Code Ann. § 58-33-270(B)(6) (the Inflation Indices);

Section V:	Updated Schedule of Anticipated Capital Costs; and

Section VI:	Conclusion.

Appendices 1, 2, and 4 to this report contain detailed financial, milestone and other information updating the schedules approved by the Commission in Order No. 2010-12.  For reference purposes, Appendix 3 provides a copy of the approved capital cost schedule for the project without adjustments in the form approved in Order No. 2011-345.

A confidential and a public version of this report and its attachments are being provided.  All cost information presented reflects only SCE&G’s share of the project’s cost.  Attached to the end of the report is a glossary of acronyms and defined terms used in it.

C.                                    Construction Schedule and Milestones

As the report indicates, the Company has met all current construction milestones approved by the Commission in Order No. 2010-12, as adjusted pursuant to contingencies authorized in Order No. 2009-104(A).  There are 146 separate milestones.  Of these, 61 have been completed as of June 30, 2011.  Comparing the scheduled milestone completion dates as of the date of this report to the milestone completion dates approved by the Commission in Order No. 2010-12, the completion dates of 73 milestones have changed.  Of these, 30 have been accelerated and 43 have been delayed for between one and 12 months.

D.                                    Construction Costs and Cost Forecasts

As this report indicates, the Company is on track to complete the Units at the capital cost forecast of approximately $4.3 billion as approved in Order No. 2011-345.

In Order No. 2009-104(A), the Commission recognized that forecasts of AFUDC expense and escalation would vary over the course of the project and required those forecasts to be updated with each quarterly report.  New escalation indices were issued in May 2011 for the period of July-December of 2010 and those indices have been used in forecasting the construction costs for the project presented here.  Chart A below compares the current capital cost forecast to the forecast presented in the last quarterly report.

Chart A: Reconciliation of Capital Cost ($000)

Forecast Item	Projected 6/30/11 @ Five-Year Average Escalation Rates	Projected 3/31/11 @ Five-Year Average Escalation Rates	Change
Gross Construction	$5,620,586	$5,623,535	$(2,949)
Less: AFUDC	$249,348	$246,515	$2,833
Total Project Cash Flow	$5,371,238	$5,377,020	$(5,782)
Less: Escalation	$1,100,937	$1,106,719	$(5,782)
Capital Cost, 2007 Dollars	$4,270,301	$4,270,301	$0

Chart B compares the current forecast of gross construction costs, including current escalation, to the forecast on which the Commission relied in adopting Order No. 2011-345.  Chart B shows that the forecasted capital cost of the Units in 2007 dollars has decreased by approximately $103,000.  This reduction reflects the voluntary decision by the Company, communicated to the Commission by letter dated April 25, 2011, that it would not seek recovery for $103,000 in Community/Support Outreach costs that Westinghouse/Shaw had included in costs to be charged under the Engineering, Procurement and Construction Agreement (EPC Contract) for the Units. Due to the changes in forecasted escalation when netted against changes in AFUDC as discussed more fully below the cost of the plant in future dollars has decreased by $166 million.

Chart B: Reconciliation of Capital Cost ($000)

Forecast Item	Projected @ 6/30/11 (Five-Year Average Rates)	As Forecasted Or Approved In Order 2011-345	Change
Gross Construction	$5,620,586	$5,786,943	$(166,357)
Less: AFUDC	$249,348	$255,684	$(6,336)
Total Project Cash Flow	$5,371,238	$5,531,259	$(160,021)
Less: Escalation	$1,100,937	$1,260,855	$(159,918)
Capital Cost, 2007 Dollars	$4,270,301	$4,270,404	$(103)

E.                                      Escalation Rates

As provided in Order No. 2009-104(A), the most current twelve-month inflation indices are used to escalate costs occurring in the twelve-month period after the date of each quarterly report.  As stated above, new escalation indices were last issued in May 2011 for the period of July-December of 2010 and those rates are reflected in this report.

As shown on Appendix 4, utility construction cost escalation rates were at historically high levels during the period 2005-2008, and since then have begun to drop.  The current one-year averages and five-year averages are now closer to historical ten-year rates than they have been in certain past periods.  Current escalation rates are shown on Chart C, below.

Chart C: Handy-Whitman Escalation Rates

January 2011 Update

Escalation Rate
HW All Steam Index:
One-Year Rate	3.36%
Five-Year Average	4.73%
Ten-Year Average	4.45%
HW All Steam/Nuclear Index:
One-Year Rate	3.17%
Five-Year Average	4.74%
Ten-Year Average	4.46%
HW All Transmission Plant Index
One-Year Rate	1.44%
Five-Year Average	4.33%
Ten-Year Average	4.55%

F.                                      AFUDC

The AFUDC for the project is currently projected to be approximately $6 million lower than the forecast on which Order No. 2011-345 was based.  Consistent with Order No. 2009-104(A), SCE&G computes AFUDC based on the Federal Energy Regulatory Commission (FERC) approved methodology as applied to the balance of Construction Work in Progress (CWIP) that is outstanding between rate adjustments.  SCE&G’s AFUDC rate is currently 5.87% which is the same rate that applied when Order No. 2011-345 was issued.  Standing alone, the current AFUDC rate would produce no change in the forecasted amount of AFUDC.  However, lower escalation rates, as partially off-set by the effect of timing changes in the cash flows, have reduced the forecasted project cash flows for the project thereby reducing forecasted AFUDC.

G.                                    Compliance with the Commission Approved Cumulative Project Cash Flow Target

The current approved Cumulative Project Cash Flow target for the project was adopted by the Commission in Order No. 2011-345.  In Order No. 2009-104(A), the Commission provided that the applicable Cumulative Project Cash Flow target would be adjusted with each quarterly report to reflect updated escalation data.

Appendix 2, Chart A provides the approved Cumulative Project Cash Flow target updated for current escalation data.  The cash flow targets up to December 31, 2010, have been updated to reflect actual escalation rates up to that date.  The cash flow targets for the first quarter of 2011 and beyond have been updated based on the most recently available inflation indices, which, for purposes of this report, are the indices provided in May of 2011 that are current through December 31, 2010.  When actual indices for the period January 1, 2011, to June 30, 2011, become available, the cash flow data for the first and second quarters of 2011 will be revised to reflect the actual escalation rates.

Appendix 2, Chart A compares the approved Cumulative Project Cash Flow target to the current cumulative cash flow schedules for the project, which include actual costs where available and SCE&G’s working forecasts of annual cash flows for future years.  In addition, the figures presented on Appendix 2, Chart A for 2011 have been adjusted to reflect timing differences between the billing methodology under the EPC Contract and the calculation of the escalated cash flow targets under Order No. 2009-104(A).  Under the EPC Contract, for periods where actual escalation rates are not available, Westinghouse/Shaw bills SCE&G based on a rolling 2-year average of the applicable Handy-Whitman rate and provides adjustments in the following period to reflect the actual rate when it is known.  An adjustment has been made to Appendix 2, Chart A to offset the timing differences that arise as a result of Westinghouse/Shaw’s approach to estimated billings and credits which applies to those EPC cost categories that are subject to indexed escalation.  The adjustment for calendar year 2011 is calculated to be approximately ($1.0) million based on data for the second quarter of 2011.

II.                                     Progress of Construction of the Units

Construction of the Units is progressing on schedule.  As indicated in prior reports, for some time the schedule for the Nuclear Regulatory Commission’s (NRC’s) review of the Combined Operating License (COL) application has supported issuance of the COL in late 2011 or early 2012.  Issuance of a COL during this period would not allow Unit 2 to be completed by the substantial completion date set forth in the EPC Contract without changes to the construction schedule.  In response, in February of 2011 SCE&G approved Change Order 11 to the EPC Contract to provide for Westinghouse/Shaw to perform a COL Delay Impact Study to assess strategies for dealing with the delay.  In response, in February of 2011 SCE&G approved Change Order 11 to the EPC Contract to provide for Westinghouse/Shaw to perform a COL Delay Impact Study to assess strategies for dealing with the delay.  The study initially presented two alternative approaches.  One scenario compressed the construction schedule for Unit 2 to retain the current substantial completion date.  The second scenario pushed the substantial completion date for Unit 2 out by six months.  In March 2011, Westinghouse/Shaw submitted a preliminary draft of the study for review and critique by SCE&G.  Upon review of the draft, SCE&G requested that the study evaluate a third scenario.  That third scenario considers accelerating the substantial completion date for Unit 3 to determine whether such acceleration, when coupled with a delay in the Unit 2 substantial completion date, would create economies and efficiencies in the construction schedule.  The logic of this third scenario is discussed more fully below at section II.E.4.  A subsequent draft of the COL Delay Study Report has been provided to SCE&G for review and evaluation. SCE&G senior executives have initiated discussions with Westinghouse/Shaw senior management on the draft study.

Westinghouse/Shaw remains under a contractual commitment to complete the Units by the substantial completion dates of April 1, 2016 and January 1, 2019.  Pending a final decision on the path forward related to the schedule changes being considered at this time, SCE&G has not authorized Westinghouse/Shaw to change the substantial completion dates listed in the project schedules for either of the Units.  However, some milestones that are internal to the project have shifted in ways that would otherwise require a shift in the substantial completion date.  At such time as a path forward to respond to the delays in the COL issuance and related matters is determined, the substantial completion dates for all milestones will be reset to reflect the resulting construction schedule.

As discussed in more detail below, SCE&G does not have any information indicating that the March 11, 2011 earthquake and tsunami in Japan will impact the construction schedules for the Units.

A more detailed presentation of the status of the project is addressed in Section II.A-Section II.G below.

A.                                    Licensing and Permitting Update

1.                                      The Combined Operating License Application (COLA)

a)                                      Design Control Document (DCD) Revisions

In December 2010, the NRC Staff issued a favorable Safety Evaluation Report (SER) on Design Control Document (DCD) Revision 18.  During that same month, the Advisory Committee on Reactor Safeguards (ACRS) reviewed the SER and determined that the AP1000 design is fully adequate to protect public health and safety.  In response, Westinghouse (WEC) prepared a conforming Revision 19 to the DCD amendment application to incorporate into the DCD information that WEC previously had provided the NRC through Requests for Additional Information (RAIs).  DCD Revision 19 also includes additional conforming amendments to the design that WEC has agreed to make as a result of the NRC’s safety evaluation.  WEC provided the NRC with DCD Revision 19 on June 13, 2011.  The Final Safety Evaluation Report (FSER) concerning the DCD amendments was issued on August 5, 2011, subsequent to this reporting period.  Commission action on the rulemaking for those amendments is expected in October 2011.  The NRC schedule for DCD approval continues to support issuance of a COL for the Units in late 2011 or early 2012.

b)                                      Site-Specific COL and Reference Plant COL

As of January 2011, the NRC Staff completed both its Phase A and B reviews to support development of the Advanced Final Safety Evaluation Report (AFSER) for the site-specific COLA for the Units.  The second ACRS subcommittee meeting to review the remaining site specific information was held January 10 and 11, 2011.  No significant issues were identified.  In early February, the third and final full Committee ACRS meeting concluded favorably.  As a result, on February 17, 2011, the ACRS issued a letter to the NRC supporting approval of the final COLA approval process to be conducted by the NRC Commissioners.  On March 26, 2011, the NRC Staff completed Phase C of the safety review.  On August 2, 2011, subsequent to this reporting period, SCE&G received a letter from the NRC Staff concluding that the application for a site-specific COL for the Units is complete and providing a schedule for future action that supports issuance of a final COL in the late 2011 or early 2012 time period.

The NRC’s review of the Reference Plant COL submitted by Southern Nuclear Operating Company for its units at Vogtle is on a similar schedule as the Units.

c)                                      Environmental Review

In April 2011, the NRC completed the Final Environmental Impact Statement (FEIS) for the Units.  This is a significant milestone for the project, and completes the review of environmental impacts of the project.  The approval of the FEIS in April 2011 supports the issuance of a COL for the Units in late 2011 or early 2012.

d)                                      Legal Review

As noted in previous filings, several parties sought to intervene to raise issues before the Atomic Safety Licensing Board (ASLB) in its review of SCE&G’s COLA.  These interventions were dismissed either because their contentions were deemed not to be admissible, or because the intervenors lacked standing.  As a result, there are no active contentions associated with the COLA.

On April 18, 2011, a number of individuals and environmental groups filed a petition before the NRC to suspend all pending reactor licensing decisions and related rulemaking decisions based on the events associated with the March 11, 2011 earthquake and tsunami in Japan.  Subsequent to this reporting period on August 10, 2011, Friends of the Earth and the South Carolina Chapter of the Sierra Club filed supplemental comments with the NRC in support of the April 18, 2011 petition.  The NRC has taken no action with regard to this petition.  The ultimate outcome of this matter cannot be determined at this time.

On March 21, 2011, the NRC established a senior level agency task force to conduct a comprehensive review of the NRC processes and regulations in light of the events in Japan.  The task force issued a preliminary report at the 90 day interval which is under review.  The task force will complete a longer-term review and issue another report no later than six months from the beginning of the evaluation.  On May 12, 2011, the task force conducted its initial briefing with the NRC and did not express any concerns regarding the Units.

SCE&G has no reason to believe that any of these matters will impact the schedule for issuance of the COL for the Units.

2.                                      Other Major Construction Permits

a)                                      SCDHEC Permits

i.      To address comments made by the South Carolina Department of Health and Environmental Control (“SCDHEC”), SCE&G re-submitted the Preliminary Engineering Report and National

Pollutant Discharge Elimination System (NPDES) Permit application for the Wastewater System to Parr Reservoir.  This application is for a permit to return fully treated discharge water into the Parr Reservoir.  The administrative review of this submittal is now complete and the technical review by SCDHEC is in process.

b)                                      404 Wetlands Permit and 401 Water Quality Certification

i.       A 404 Wetlands Permit issued by the Army Corps of Engineers (ACOE) is required before undertaking construction within wetlands which are subject to the jurisdiction of the Federal government.  An accompanying 401 Water Quality Certification is required to assess whether aquatic life/water quality is adversely impacted by construction activities associated with a 404 Wetlands Permit.  The 404 Wetlands Permit for the Units encompasses the Units’ cooling water intake and discharge structures, the cooling towers, and the permanent water treatment plant.  The EIS on which the 404 Wetlands Permit will be based is the EIS that was prepared for the NRC as part of the COLA review for the Units and covers the full extent of the project, including the off-site transmission lines.  During the fourth quarter of 2010, SCE&G revised its 404 Wetlands Permit application for the project to reflect the Company’s decision to use existing rights-of-way or to expand transmission corridors for the transmission lines to be constructed by SCE&G and Santee Cooper to serve the Units and has resubmitted that application to the ACOE.  In April 2011, the NRC issued the FEIS for the Units and SCE&G is now awaiting the 404 Wetlands Permit and 401 Water Quality Certification.  The ACOE placed the 404 Wetlands Permit on public notice in June 2011.  Issuance of this permit is expected in the Fall of 2011.  There is one intermittent stream bank in the Cooling Towers area which cannot be disturbed until the 404 Wetlands Permit is issued.  Shaw will work around this stream bank area until that time.

c)                                      Other Permits

i.       In late 2010, SCE&G submitted to the FERC a License Amendment Application to authorize it to withdraw cooling and other water for the Units from the Monticello Reservoir and to authorize other construction activities within the project boundaries of the reservoir.  Approval for this license amendment is anticipated to be granted in the Fall of 2011.

3.                                      BLRA Regulatory Proceedings

In May 2011, the Commission issued Order No. 2011-345 approving the updated capital cost schedules for the project.  Parties objecting to the order had ten days from receipt of the order to file a petition for rehearing with the Commission.  No petitions were filed and the Order of the Commission is final.

B.                                    Engineering Update

1.                                      Engineering Completion Status

The V.C. Summer Units 2 & 3 Total Plant Design Completion Status is as follows:

i.                             Site Specific Design — 80.7% complete

ii.                         Standard Plant VCS Construction Ready Drawings —  12.9% complete

Standard Plant Design is essentially 100% complete and no longer tracked for reporting purposes.  Construction Ready Drawings are now being tracked in lieu of Certified for Construction (CFC) drawings and include the information necessary for construction of specific structures, systems or components.

2.                                      Site Specific Design Activities

Shaw Engineering continues to perform Site Specific Design work to support Site Specific Systems, to include the Circulating Water System, Yard Fire System, Potable Water System, Raw Water System, Sanitary Drain System and Waste Water System, and the Switchyard.  There is a delay in Switchyard design progress, which is being tracked by SCE&G Engineering and Construction.  This delay is not expected to impact the substantial completion dates.

3.                                      Procurement/Fabrication Update

a)                                      During the last quarter of 2010, Shaw placed on hold all fabrication or rework activities related to the Units by Shaw Modular Solutions (SMS).  The purpose of the hold was to evaluate and correct quality assurance (QA) issues at SMS’s fabrication facility.  A root cause investigation was conducted.  On January 10, 2011, the NRC was unable to complete a vendor inspection audit at SMS due to the lack of actual production work ongoing.  The NRC then requested a plan of action from SMS addressing all issues identified since initiation of fabrication.  SMS responded to the NRC’s request, outlining corrective actions put in place to elevate SMS’s QA program implementation to the level of effectiveness required for fabrication of AP1000 modules.  In addition, the Consortium has increased its QA/QC oversight and presence at the SMS facility, and SMS has undertaken a broad-based program for improving its quality control practices and procedures and strengthening the nuclear safety culture at its facility.

On March 7, 2011, the Shaw Nuclear Quality Assurance annual implementation audit was performed.  At this time, SMS received approval to begin rework activities of floor submodules.  Phase I Prototype activities are on-going, and welding activities have begun for Module Prototype Phase II.  Westinghouse/Shaw has provided SCE&G with an updated module fabrication and delivery schedule that takes into account recent delays and the schedule impacts that can be anticipated from SMS’s on-going implementation of its new processes and QA culture.  The review of this schedule remains a focus area.  The on-hook date of the CA20 (i.e., the date by which fabrication is complete and the module is ready to be lifted into place) has been revised to August 2012 based on the most recent preliminary fabrication schedule which was provided by Shaw in July 2011 subsequent to this reporting period.

b)                                      As previously reported, WEC identified QA deficiencies during an audit of its supplier, Mangiarotti, leading to WEC invoking a number of temporary manufacturing holds related to Mangiarotti’s sub-suppliers.  WEC conducted multiple observations and reviews at the various fabrication facilities in an effort to resolve the sub-supplier issues regarding production and fabrication of AP1000 components for SCE&G.  As a result of these efforts, two of the four BLRA milestones previously impacted by the hold were completed during the fourth quarter of 2010.  However, past Stop Work Orders and failed sub-supplier qualifications have impacted fabrication activities and the delivery schedule.  There is a potential negative impact to the site delivery dates regarding Accumulator Tanks, the Passive Residual Heat Removal Heat Exchanger (PRHR) and Core Make-up Tanks (CMT); however, WEC is working with Mangiarotti to improve the schedule.  Mangiarotti has increased human resources assigned to fabrication and has begun working weekends to ensure required on-site delivery dates are recovered and maintained.  The production schedule of all Mangiarotti equipment is being closely monitored by

SCE&G and the Consortium to ensure that equipment delivery supports the schedule, and any related BLRA milestones remain within the specified contingency.

c)                                      Additional tests were required on the Reactor Coolant Pump (RCP) for the China AP1000 projects due to indications discovered during initial testing that warranted a root cause analysis by Westinghouse and the manufacturer, EMD.  Improvements to the RCP were made in several areas.  A more extensive Engineering Test of the RCP began on December 22, 2010, and was successfully completed in January 2011.  The Endurance Test began on April 28, 2011 but was suspended to investigate temperature data in a localized area within the stator core.  No delay in the site delivery of the RCPs is anticipated.

d)                                      Doosan continues with the fabrication of the Reactor Vessels and Steam Generators for Units 2 and 3 and is working to gain additional positive float in the manufacturing schedule to ensure production meets the applicable BLRA milestones.

e)                                      As previously reported, the Unit 2 Reactor Coolant System (RCS) Reactor Coolant Loop (RCL) Piping being manufactured by Tioga experienced delays in hot leg manufacturing due to issues with some of the mockup pieces exceeding the maximum wall thickness.  Although bending of the Hot Leg (HL) 6 section took place in December 2010 with no issues, RCS loop piping continues to be on hold, pending resolution of grain size deviations.  SCE&G and the Consortium are closely monitoring any potential impacts to BLRA milestone 11-4Q-5 regarding shipment of the Unit 2 RCL piping to the site.

f)                                        As previously reported, a Stop Work Order had been put in effect for SPX, which manufactures Squib Valves for the Units.  The Stop Work Order has now been lifted. WEC is reviewing an SPX recovery plan and fabrication schedule and assessing schedule impacts.  This is a focus area.

g)                                     Equipment being manufactured in Japan continues to be closely monitored to determine any future schedule impacts related to the recent earthquake.  This equipment includes the Turbine Generator, Main Transformer, and Containment Vessel.  Immediately following the March

2011 earthquake, the Consortium issued a Force Majeure letter informing SCE&G of possible effects to the manufacturing schedule.  At this time, however, no schedule impacts have been identified.  None of the suppliers or sub-supplier facilities for the project are located in the immediate area of the earthquake.  In addition, no suppliers or sub-suppliers have reported damage to equipment or work in progress.  As a result, the principal area of concern is the effect of limited supplies of electricity and diversion of engineering resources to the recovery effort.  To date, no specific delays have been reported.

C.                                    Construction Update

1.                                      Preconstruction work in the Switchyard continues.  However, due to weather delays, late issuance of documents for review, and delayed resolution of issues associated with design compliance to the approved Switchyard specifications, work continues to be behind schedule. Shaw has made organizational changes and is making efforts to address the schedule concerns. There is no known impact to substantial completion dates from these schedule issues related to preconstruction work.  Pike Energy Solutions (Pike), the Switchyard contractor to Shaw, has been given a Limited Notice to Proceed (LNTP) by SCE&G to begin its portion of the work.

2.                                      The Unit 2 power block excavation continues on schedule.  Rock blasting and removal has been completed within the Nuclear Island, and an NRC inspection was conducted in April.  Unit 3 excavation continues with excavation down to 36 feet at the end of June 2011.

3.                                      Installation of all five-hundred piles for the foundation of Cooling Tower 2A has been completed.  Cooling Tower foundation work continues for Cooling Towers 3A and 3B.

4.                                      The Module Assembly Building (MAB) is complete.  The assembly of the CA20 Platen is expected to be completed in August.  The first floor sub-module from SMS was received on site in June 2011.  Shortly thereafter, SCE&G’s inspectors identified quality control issues related to the storage of the submodules by Shaw, which Shaw promptly corrected.

5.                                      Assembly of the Heavy Lift Derrick (HLD) carriage continues with parts arriving on site.  Issues with the HLD foot castings have been identified at the HLD manufacturing facility and are being evaluated for technical resolution and schedule impact.  As a result, the load testing of the HLD has been moved from 3rd quarter 2011 to 1st quarter 2012.  In order to mitigate the schedule impact,

Shaw is evaluating the lift plans to see if smaller cranes could handle the first series of lifts to be made after receipt of the COL.  This is a focus area.

6.                                      Work on the design and testing of the safety-related concrete mix is ongoing.  Some activities in the concrete testing schedule have experienced delays.  Efforts are ongoing to accelerate the testing and quality approvals to avoid delays in the placement of the first safety-related concrete in the Unit 2 nuclear island.  This is a focus area.

7.                                      In June 2011, Chicago Bridge & Iron (CB&I) was given an LNTP by SCE&G to allow buffing and grinding of the containment vessel bottom head, layout work and Nelson stud placement training. CB&I has made significant progress with this work and in late June was released by SCE&G to perform assembly of the containment vessel bottom head column studs and limited safety-related welding activities. Safety-related welding is expected to begin in August 2011.

D.                                    Training Update

1.                                      Twelve training instructors for Units 2 & 3 are scheduled to attend the Instructor Simulator Training starting September 12, 2011 at WEC in Cranberry, PA.  The second group of 12 will attend this training starting January 9, 2012.

2.                                      The Limited Scope Simulator (LSS) remains on schedule to be operational in the first quarter of 2012; however, WEC recently informed SCE&G of a change in the schedule to conduct Integrated Systems Validation (ISV) testing on the LSS at WEC.  The change is due to incomplete design inputs, procedures, and Probabilistic Risk Assessment (PRA) that are to be incorporated in the LSS.  This change could affect the capability of the LSS delivered to the site.  Discussions between SCE&G and WEC continue in an effort to resolve this issue.  This is a focus area.

E.                                      Change Control/Owners Cost Forecast Update

1.                                      In Order No. 2011-345, the Commission approved updated Owners Cost projections for the project.

2.                                      The process for approving Amendment No. 2 to the EPC Contract has been initiated.  Amendment No. 2 will incorporate Change Orders 3 and 5-11 into the body of the EPC Contract and is expected to be finalized this fall.

3.                                      Change Order 8 has been approved by SCE&G and Westinghouse/Shaw.  Change Order 8 embodies the provisions referenced in the Agreement signed by both Parties in August 2010 for the transfer of 11 scopes of work totaling approximately $315 million from Target to Fixed/Firm cost categories.

4.                                      In February 2011, SCE&G approved Change Order 11, which initiated a study conducted by Westinghouse/Shaw that analyzed potential impacts to the construction schedule due to the current schedule for receiving the COL.  The original study considered two scenarios.  One involved compressing the construction schedule to maintain the April 1, 2016 substantial completion date for Unit 2.  The other involved delaying that date by 6 months.  SCE&G subsequently requested that the study consider a third scenario, under which the substantial completion date of Unit 2 would be delayed by 6 months and the substantial completion date of Unit 3 would be accelerated.  By narrowing the gap between the Units, it may be possible to create construction efficiencies by avoiding the demobilization and remobilization of crews as work progresses from one unit to the next.  A draft report including the third scenario has been provided to SCE&G for validation and review. The senior executives of the respective companies have initiated discussions of this draft study report.

F.                                      Transmission Update

1.                                      SCE&G’s Power Delivery group has resolved the routes for the four 230 kV transmission lines associated with the Units, i.e., the VCS1 — Killian Line (Unit 2), the VCS2 — Lake Murray Line No. 2 (Unit 2), and the VCS2 — St. George No. 1 and No. 2 Lines (Unit 3).  These new lines will now occupy existing transmission right of way (ROW) corridors except for a segment of approximately 6 miles of the VCS1-Killian Line that will be built on a new ROW.

2.                                      SCE&G commenced right of way acquisition on the Blythewood-Killian segment of the VCS1- Killian Line on March 22, 2011.  Of the 41 parcels involved, 17 have been acquired as of the end of July 2011.

3.                                      SCE&G and Pike signed an engineering, procurement and construction (EPC) contract on February 28, 2011, to provide for the permitting, engineering and design, procurement of material, and construction of the four lines needed to connect the Units. Pike is currently progressing with the design engineering on the VCS1-Killian 230 kV Line.  Material procurement is expected to begin in the 3rd quarter. Construction is expected to begin in first quarter of 2012 on VCS —Winnsboro segment assuming all required permits are in hand.

4.                                      SCE&G has completed the Siting and Environmental Reports for the Unit 2 lines (VCS1-Killian 230 kV line and the VCS2-Lake Murray 230 kV Line No. 2, which includes a segment of the VCS2-St. George 230 kV Line No. 1) in support of the Commission application for a Certificate of Environmental Compatibility & Public Convenience & Necessity.  SCE&G filed this application with the Commission on August 9, 2011.

5.                                      SCE&G anticipates filing the separate Commission application for the Unit 3 lines (VCS2-St. George 230 kV Lines No. 1 & 2, excluding the segment of the No. 1 line filed with the Unit 2 lines) in late fourth quarter 2011.

III.                                 Anticipated Construction Schedules

As of June 30, 2011, the Company and its contractors remain on schedule to complete all required milestones as adjusted pursuant to the milestone schedule contingencies approved by the Commission in Order No. 2009-104(A).  Each of those adjustments is itemized in the Milestone Update section that follows.  Accordingly, the project is in compliance with the construction schedules approved by the Commission in Order No. 2010-12 and with the provisions of S.C. Code Ann. § 58-33-275(A)(1).

A.                                    Construction Schedule Update

The Project Licensing and Permitting, Engineering, Procurement and Construction work remains on schedule to meet the Units’ Substantial Completion dates taking into account the schedule contingencies approved in Order 2009-104(A).  Rescheduling of the milestones is addressed in Section III.B.  The rescheduling of these milestones is within the approved schedule contingencies and has no adverse impact on the Units’ Substantial Completion dates.

B.                                    Milestone Update

Attached as Appendix 1 to this quarterly report is a spreadsheet that lists and updates each of the specific milestones constituting the anticipated construction schedule for the Units pursuant to S.C. Code Ann. § 58-33-270(B)(1) and Order No. 2010-12. Comparing the milestone dates in this quarter to the reset milestone dates in Order No. 2010-12, 30 milestones have been advanced and 43 have been delayed.  None of the reset milestones are outside of the parameters established by Order No. 2009-104(A).

IV.                                Schedules of the Capital Costs Incurred Including Updates to the Information Required by S.C. Code Ann. § 58-33-270(B)(6) (the Inflation Indices)

The Capital Cost Update section of this report (Section IV.A) provides an update of the cumulative capital costs incurred and forecasted to be incurred in completing the project.  These costs are compared to the cumulative capital cost targets approved by the Commission in Order No. 2011-345.  The approved capital cost targets have been adjusted to reflect the currently reported historical escalation rates.  There has not been any use by the Company of the capital cost timing contingencies that were approved by the Commission in Order No. 2009-104(A).  The Inflation Indices Update section (Section IV.B) of this report provides updated information on inflation indices and the changes in them.

A.                                    Capital Costs Update

Chart A of Appendix 2 shows the Cumulative Project Cash Flow target as approved in Order No. 2011-345 and as updated for escalation and other Commission approved adjustments under the heading “Per Order 2011-345 Adjusted.”

Chart A of Appendix 2 also shows the cumulative cash flow for the project based on actual expenditures to date and the Company’s current forecast of cost and construction schedule under the heading “Actual Through June 2011, plus Projected.”

As shown on Appendix 2, Chart A, the actual expenditure for the project during the 12 months ended 2010 is approximately $399 million.  As shown on Appendix 2, Chart A, line 39, the cumulative amount projected to be spent on the project as of December 31, 2011 is $1.332 billion.  As shown on Appendix 2, Chart A, line 18, the Cumulative Project Cash Flow target approved by the Commission for year-end 2011 adjusted for current escalation and Westinghouse/Shaw billing differences is $1.343 billion.  As a result, the cumulative cash flow at year-end 2011 is forecasted to be approximately $12 million less than the target.

For comparison purposes, Appendix 3 sets out the cash flow schedule for the project as it was approved in Order No. 2011-345. Appendix 3 does not include any adjustments to the cash flow schedule for changes in inflation indices or adjustments in capital cost schedules made by the Company.  The AFUDC forecast presented on Appendix 3 is the AFUDC forecast that was current at the time of Order No. 2011-345.

B.                                    Inflation Indices Update

Appendix 4 shows the updated inflation indices approved in Order No. 2009-104(A).  Included is a history of the annual Handy Whitman All Steam Index, South Atlantic Region; the Handy Whitman All Steam and Nuclear Index, South Atlantic Region; the Handy Whitman All Transmission Plant Index, South Atlantic Region; and

the Chained GDP Index for the past 10 years.  The changes in these indices and the escalation-related effects of cost rescheduling resulted in a decrease in the projected cost of the Units in future dollars from $5.8 billion as forecast in Order No. 2011-345 to a forecast of $5.6 billion using current inflation data.

V.                                    Updated Schedule of Anticipated Capital Costs

The updated schedule of anticipated capital costs for Units 2 & 3 is reflected in Appendix 2, Chart A.

VI.                                Conclusion

As indicated above, the scheduled completion dates for Units 2 & 3 remain unchanged.  The Units are on track to be completed within the approved cost of $4.3 billion in 2007 dollars.  The Company maintains an extensive staff of experts that monitors and oversees the work of its contractors and has identified and continues to monitor closely all areas of concern related to either cost or schedule for the project.  The Company will continue to update the Commission and ORS of progress and concerns as the project proceeds.

ATTACHMENT 1

GLOSSARY OF ACRONYMS OR DEFINED TERMS

Acronym or Defined Term	Reference
ACOE	The United States Army Corps of Engineers.
ACRS	Advisory Committee on Reactor Safeguards - a committee organized to independently review license applications and advise the NRC.
AECOM	A private engineering firm that works for Norfolk Southern railroad.
AFUDC	Allowance for Funds Used During Construction.
AP1000	The Westinghouse designed Advanced Pressurized water nuclear reactor of approximately 1000 megawatts generating capacity.
ASER	Advanced Safety Evaluation Report—a report by the NRC staff concerning its evaluation of the safety aspects of a nuclear license application.
ASLB	The Atomic Safety Licensing Board of the Nuclear Regulatory Commission.
BLRA	The Base Load Review Act, S.C. Code Ann. § 58-33-210 et seq. (Supp. 2009).
CA	The designation for a specific pre-fabricated construction module that forms part of the reactor building, such as Module CA20.
CB&I	Chicago Bridge & Iron, a sub-contractor on the project.
CAR	A Corrective Action Report related to design, engineering or construction of the Units, or related processes, that must be corrected.
CR

A Condition Report communicating and memorializing concerns with the design, engineering or construction of the Units, or related processes, which report in some cases can become the basis for a Corrective Action Report.

CFC	Certified For Construction—engineering and design drawings that are ready for construction to begin.
COL	A Combined Operating License for construction and operation of a nuclear unit issued by the NRC.
COLA	A Combined Operating License Application.
Commission	The Public Service Commission of South Carolina.
Consortium	The joint venture between Westinghouse Electric Company, LLC and the Shaw Group to construct the Units under the terms of the EPC Contract.
CVBH	The Containment Vessel Bottom Head that forms the bottom of the Containment Vessel.
CWIP	Construction Work in Progress.
CWS	The Circulating Water System —the system that will transport waste heat from the turbines to the cooling towers.
DCD	Design Control Document which is approved by the Nuclear Regulatory Commission document and sets forth the approved design of a nuclear reactor.
DSM	Demand Side Management-programs to reduce the demand for electrical capacity and energy.
EIS	An Environmental Impact Statement as required by the National Environmental Policy Act of 1969.
EMD	The sub-contractor for the Reactor Cooling Pump.
EPC Contract	The Engineering, Procurement and Construction Agreement for construction of the Units entered into by SCE&G and Westinghouse/Shaw.
FEIS	A Final Environmental Impact Statement as required by the National Environmental Policy Act of 1969.
FERC	The Federal Energy Regulatory Commission.

Acronym or Defined Term	Reference
Fixed/Firm	Prices under the EPC Contract which are either fixed or are firm but subject to defined escalation rates.
FSER	A Final Safety Evaluation Report—a report by the NRC staff concerning its evaluation of the safety aspects of a nuclear license application.
GDP	Gross Domestic Product.
HL or Hot Leg	That part of the Reactor Cooling Loop that transports steam to the steam generators.
HLD	Heavy Lift Derrick - the derrick that will be erected on site to move large modules and equipment.
IPS	Integrated Project Schedule for licensing and construction of the Units.
ISV	Integrated Systems Validation.
LNTP	Limited Notice to Proceed authorizing a vendor to commence specific work.
MAB	Module Assembly Building -a building on site where large modules will be constructed and equipment will be prepared for installation in a space that is protected from the elements.
NLC	Nuclear Learning Center - a training facility operated by SCE&G at the Jenkinsville site.
NND	The New Nuclear Deployment Team within SCE&G.
NPDES	National Pollutant Discharge Elimination System
NRC	The United States Nuclear Regulatory Commission.
Opinion	The opinion in South Carolina Energy Users Comm. v. South Carolina Pub. Serv. Comm’n, 388 S.C. 486, 697 S.E.2d 587 (2010).
ORS	South Carolina Office of Regulatory Staff.
Pike	Pike Energy Solutions, a contractor for transmission and switchyard related work.
PRA	Probabilistic Risk Assessment.
QA/QC	Quality Assurance/Quality Control.
RAI	Requests for Additional Information issued by the NRC staff to license applicants.
RCL	The Reactor Coolant Loop —the piping and related equipment that transports heat from the reactor to the steam generator.
RCP	The Reactor Cooling Pump which forms part of the Reactor Coolant System.
RCS	The Reactor Coolant System -the complete system for transferring and transporting heat from the reactor to the steam generator.
ROW	Right of way.
SCDHEC	The South Carolina Department of Health and Environmental Control.
SCE&G	South Carolina Electric & Gas Company.
SCEUC	The South Carolina Energy Users Committee.
SER	Safety Evaluation Report—a report by the NRC staff concerning its evaluation of the safety aspects of a nuclear license application.
Shaw	The Shaw Group.
SMS	Shaw Module Solutions, LLC.
SRO-C	Senior Reactor Operator Certification.
Target	Costs under the EPC Contract where targets have been established but where SCE&G pays actual costs as incurred.
Units	V. C. Summer Nuclear Station Units 2 & 3.
VCSNS	V. C. Summer Nuclear Station.
WEC	Westinghouse Electric Company, LLC.

Acronym or Defined Term	Reference
WEC/Shaw or Westinghouse/Shaw	The consortium formed by Westinghouse Electric Company, LLC and the Shaw Group.

APPENDIX 1

V. C. Summer Nuclear Station Units 2 & 3

Quarterly Report to the South Carolina Office of Regulatory Staff

Submitted by South Carolina Electric & Gas Company

Pursuant to Public Service Commission Order No. 2009-104(A)

Quarter Ending June 30, 2011

Appendix 1 lists and updates each of the milestones which the Commission adopted as the Approved Construction Schedule for the Units, pursuant to S.C. Code Ann. § 58-33-270(B)(1) in Order No. 2010-12.  Appendix 1 provides columns with the following information:

1.                                       Milestone tracking ID number.

2.                                       The description of the milestone as updated in Order No. 2010-12.

3.                                       The BLRA milestone date, both by year and quarter and the specific calendar date for the milestone, as approved by the Commission in Order No. 2010-12.

4.                                       The current milestone date, both by year and quarter and the specific calendar date for the milestone.

5.                                       For each actual completed milestone, the date by which it was completed.  For completed milestones, the milestone entry is shaded in gray.

6.                                       Information showing the number of months, if any, by which a milestone has been shifted.

7.                                       Information as to whether any milestone has been shifted outside of the 18/24 Month Contingency approved by the Commission.

8.                                       Information as to whether any current change in this milestone is anticipated to impact the substantial completion date.

9.                                       Notes.

On the final page of the document, there is a chart summarizing milestone completion and movement comparing the current milestone date to the milestone date approved in Order No. 2010-12.  This movement is shown for only the milestones that have not been completed.

11-2Q	Appendix 1
VC Summer Units 2 and 3

11-2Q
			Targeted		Delta Months	Outside	Substantial
			Milestone	Actual	from Order	+18/-24	Completion
Tracking		Order No.	Completion	Completion	No. 2010-12	Months	Date
ID	Order No. 2010-12 Description	2010-12 Date	Date	Date	Date	Contingency?	Impact?	Notes

1	08-2Q-1: Approve Engineering Procurement and Construction Agreement	5/23/2008		5/23/2008		No	No
2	08-2Q-2: Issue P.O.’s to nuclear component fabricators for Units 2 and 3 Containment Vessels	12/3/2008		12/3/2008		No	No
3	08-2Q-2: Contractor Issue PO to Passive Residual Heat Removal Heat Exchanger Fabricator - First Payment - Unit 2	8/31/2008		8/18/2008		No	No
4	08-2Q-2 : Contractor Issue PO to Accumulator Tank Fabricator - Unit 2	7/31/2008		7/31/2008		No	No
5	08-2Q-2: Contractor Issue PO to Core Makeup Tank Fabricator - Units 2 & 3	9/30/2008		9/30/2008		No	No
6	08-2Q-2: Contractor Issue PO to Squib Value Fabricator - Units 2 & 3	3/31/2009		3/31/2009		No	No
7	08-2Q-2: Contractor Issue PO to Steam Generator Fabricator - Units 2 & 3	6/30/2008		5/29/2008		No	No
8	08-2Q-2: Contractor Issue Long Lead Material PO to Reactor Coolant Pump Fabricator - Units 2 & 3	6/30/2008		6/30/2008		No	No
9	08-2Q-2: Contractor Issue PO to Pressurizer Fabricator- Units 2 & 3	8/31/2008		8/18/2008		No	No
10	08-2Q-2: Contractor Issue PO to Reactor Coolant Loop Pipe Fabricator - First Payment - Units 2 & 3	6/30/2008		6/20/2008		No	No
11	08-2Q-2: Reactor Vessel Internals - Issue Long Lead Material PO to Fabricator - Units 2 and 3	11/21/2008		11/21/2008		No	No
12	08-2Q-2: Contractor Issue Long Lead Material PO to Reactor Vessel Fabricator - Units 2 & 3	6/30/2008		5/29/2008		No	No
13	08-2Q-2: Contractor Issue PO to Integrated Head Package Fabricator - Units 2 & 3	7/31/2009		7/31/2009		No	No

Color Legend	= Completed	= Completed this Quarter	= Movement in Days Only

South Carolina Electric & Gas Company	Based on April 1, 2009 Performance
Measurement Baseline Schedule

1 of 13

11-2Q	Appendix 1
VC Summer Units 2 and 3

11-2Q
			Targeted		Delta Months	Outside	Substantial
			Milestone	Actual	from Order	+18/-24	Completion
Tracking		Order No.	Completion	Completion	No. 2010-12	Months	Date
ID	Order No. 2010-12 Description	2010-12 Date	Date	Date	Date	Contingency?	Impact?	Notes

14	08-2Q-2: Control Rod Drive Mechanism Issue PO for Long Lead Material to Fabricator - Units 2 and 3 - first payment	6/21/2008		6/21/2008		No	No
15	08-2Q-2: Issue P.O.’s to nuclear component fabricators for Nuclear Island structural CA20 Modules	7/31/2009		8/28/2009		No	No
16	08-3Q-1: Start Site Specific and balance of plant detailed design	9/11/2007		9/11/2007		No	No
17	08-3Q-2: Instrumentation & Control Simulator - Contractor Place Notice to Proceed - Units 2 & 3	10/31/2008		10/31/2008		No	No
18	08-3Q-3: Steam Generator - Issue Final PO to Fabricator for Units 2 and 3	6/30/2008		6/30/2008		No	No
19	08-3Q-3: Reactor Vessel Internals - Contractor Issue PO for Long Lead Material (Heavy Plate and Heavy Forgings) to Fabricator - Units 2 & 3	1/31/2010		1/29/2010		No	No
20	08-3Q-3: Contractor Issue Final PO to Reactor Vessel Fabricator - Units 2 & 3	9/30/2008		9/30/2008		No	No
21	08-3Q-4: Variable Frequency Drive Fabricator Issue Transformer PO - Units 2 & 3	4/30/2009		4/30/2009		No	No
22	08-4Q-1: Start clearing, grubbing and grading	1/26/2009		1/26/2009		No	No
23	08-4Q-2: Core Makeup Tank Fabricator Issue Long Lead Material PO - Units 2 & 3	10/31/2008		10/31/2008		No	No
24	08-4Q-2: Acumulator Tank Fabricator Issue Long Lead Material PO - Units 2 & 3	10/31/2008		10/31/2008		No	No
25	08-4Q-2: Pressurizer Fabricator Issue Long Lead Material PO - Units 2 & 3	10/31/2008		10/31/2008		No	No

Color Legend	= Completed	= Completed this Quarter	= Movement in Days Only

2 of 13

11-2Q	Appendix 1
VC Summer Units 2 and 3

11-2Q
			Targeted		Delta Months	Outside	Substantial
			Milestone	Actual	from Order	+18/-24	Completion
Tracking		Order No.	Completion	Completion	No. 2010-12	Months	Date
ID	Order No. 2010-12 Description	2010-12 Date	Date	Date	Date	Contingency?	Impact?	Notes

26	08-4Q-2: Reactor Coolant Loop Pipe - Contractor Issue PO to Fabricator - Second Payment - Units 2 & 3	4/30/2009		4/30/2009		No	No
27	08-4Q-2: Integrated Head Package - Issue PO to Fabricator - Units 2 and 3 - second payment	7/31/2009		7/31/2009		No	No
28	08-4Q-2: Control Rod Drive Mechanisms - Contractor Issue PO for Long Lead Material to Fabricator - Units 2 & 3	6/30/2008		6/30/2008		No	No
29	08-4Q-2: Contractor Issue PO to Passive Residual Heat Removal Heat Exchanger Fabricator - Second Payment - Units 2 & 3	10/31/2008		10/31/2008		No	No
30	9-1Q-1: Start Parr Road intersection work.	2/13/2009		2/13/2009		No	No
31	09-1Q-2: Reactor Coolant Pump - Issue Final PO to Fabricator - Units 2 and 3	6/30/2008		6/30/2008		No	No
32	09-1Q-3 : Integrated Heat Packages Fabricator Issue Long Lead Material PO - Units 2 & 3	10/31/2009		10/1/2009		No	No
33	09-1Q-4: Design Finalization Payment 3	1/31/2009		1/30/2009		No	No
34	09-2Q-1: Start site development	6/23/2008		6/23/2008		No	No
35	09-2Q-2: Contractor Issue PO to Turbine Generator Fabricator - Units 2 & 3	2/28/2009		2/19/2009		No	No
36	09-2Q-2: Contractor Issue PO to Main Transformers Fabricator - Units 2 & 3	9/30/2009		9/25/2009		No	No
37	09-2Q-3: Core Makeup Tank Fabricator Notice to Contractor Receipt of Long Lead Material - Units 2 & 3	11/30/2010		12/30/2010		No	No
38	09-2Q-4: Design Finalization Payment 4	4/30/2009		4/30/2009		No	No
39	09-3Q-1: Turbine Generator Fabricator Issue PO for Condenser Material - Unit 2	8/31/2009		8/28/2009		No	No

Color Legend	= Completed	= Completed this Quarter	= Movement in Days Only

3 of 13

11-2Q	Appendix 1
VC Summer Units 2 and 3

11-2Q
			Targeted		Delta Months	Outside	Substantial
			Milestone	Actual	from Order	+18/-24	Completion
Tracking		Order No.	Completion	Completion	No. 2010-12	Months	Date
ID	Order No. 2010-12 Description	2010-12 Date	Date	Date	Date	Contingency?	Impact?	Notes

40	09-3Q-2: Reactor Coolant Pump Fabricator Issue Long Lead Material Lot 2 - Units 2 & 3	4/30/2009		4/30/2009		No	No
41	09-3Q-2: Passive Residual Heat Removal Heat Exchanger Fabricator Receipt of Long Lead Material - Units 2 & 3	5/31/2010		5/27/2010		No	No
42	09-3Q-3: Design Finalization Payment 5	7/31/2009		7/31/2009		No	No
43

09-4Q-1: Start erection of construction buildings, to include craft facilities for personnel, tools, equipment; first aid facilities; field offices for site management and support personnel; temporary warehouses; and construction hiring office.

		10/9/2009		12/18/2009		No	No
44	09-4Q-2: Reactor Vessel Fabricator Notice to Contractor of Receipt of Flange Nozzle Shell Forging - Unit 2	7/31/2009		8/28/2009		No	No
45	09-4Q-3: Design Finalization Payment 6	10/31/2009		10/7/2009		No	No
46	09-4Q-4: Instrumentation and Control Simulator- Contractor Issue PO to Subcontractor for Radiation Monitor System - Units 2 & 3	12/31/2009		12/17/2009		No	No
47	10-lQ-1: Reactor Vessel Internals - Fabricator Start Fit and Welding of Core Shroud Assembly - Unit 2	11-2Q 6/30/2011	11-3Q 8/31/2011		+2 Month(s)	No	No	Due to schedule re-work and status.
48	10-lQ-2: Turbine Generator Fabricator Issue PO for Moisture Separator Reheater/Feedwater Heater Material - Unit 2	4/30/2010		4/30/2010		No	No
49	10-lQ-3: Reactor Coolant Loop Pipe Fabricator Acceptance of Raw Material - Unit 2	4/30/2010		2/18/2010		No	No
50	10-2Q-1: Reactor Vessel Internals - Fabricator Start Weld Neutron Shield Spacer Pads to Assembly - Unit 2	11-4Q 10/31/2011	11-4Q 12/31/2011		+2 Month(s)	No	No	Due to schedule re-work and status.

Color Legend	= Completed	= Completed this Quarter	= Movement in Days Only

4 of 13

11-2Q	Appendix 1
VC Summer Units 2 and 3

11-2Q
			Targeted		Delta Months	Outside	Substantial
			Milestone	Actual	from Order	+18/-24	Completion
Tracking		Order No.	Completion	Completion	No. 2010-12	Months	Date
ID	Order No. 2010-12 Description	2010-12 Date	Date	Date	Date	Contingency?	Impact?	Notes

51	10-2Q-2: Control Rod Drive Mechanisms - Fabricator to Start Procurement of Long Lead Material - Unit 2	6/30/2009		6/30/2009		No	No
52	10-2Q-3: Contractor Notified that Pressurizer Fabricator Performed Cladding on Bottom Head - Unit 2	11/30/2010		12/23/2010		No	No
53	10-3Q-1: Start excavation and foundation work for the standard plant for Unit 2	3/15/2010		3/15/2010		No	No
54	10-3Q-2: Steam Generator Fabricator Notice to Contractor of Receipt of 2nd Steam Generator Tubesheet Forging - Unit 2	2/28/2010		4/30/2010		No	No
55	10-3Q-3: Reactor Vessel Fabricator Notice to Contractor of Outlet Nozzle Welding to Flange Nozzle Shell Completion - Unit 2	2/28/2010		12/30/2010		No	No
56	10-3Q-4: Turbine Generator Fabricator Notice to Contractor Condenser Fabrication Started - Unit 2	5/31/2010		5/17/2010		No	No
57	10-4Q-1: Complete preparations for receiving the first module on site for Unit 2.	8/18/2010		1/22/2010		No	No
58	10-4Q-2: Steam Generator Fabricator Notice to Contractor of Receipt of 1st Steam Generator Transition Cone Forging - Unit 2	4/30/2010		4/21/2010		No	No
59	10-4Q-3: Reactor Coolant Pump Fabricator Notice to Contractor of Manufacturing of Casing Completion - Unit 2	11/30/2010		11/16/2010		No	No
60	10-4Q-4: Reactor Coolant Loop Pipe Fabricator Notice to Contractor of Machining, Heat Treating & Non-Destructive Testing Completion - Unit 2	10-4Q 12/31/2010	11-4Q 12/31/2011		+12 Month(s)	No	No	Due to issues currently being resolved with the manufacturer.

Color Legend	= Completed	= Completed this Quarter	= Movement in Days Only

5 of 13

11-2Q	Appendix 1
VC Summer Units 2 and 3

11-2Q
			Targeted		Delta Months	Outside	Substantial
			Milestone	Actual	from Order	+18/-24	Completion
Tracking		Order No.	Completion	Completion	No. 2010-12	Months	Date
ID	Order No. 2010-12 Description	2010-12 Date	Date	Date	Date	Contingency?	Impact?	Notes

61	11-1Q-1: Core Makeup Tank Fabricator Notice to Contractor of Satisfactory Completion of Hydrotest - Unit 2	11-2Q 5/31/2011	12-2Q 4/30/2012		+11 Month(s)	No	No	Delay is due to issues with the supplier that are being addressed.
62	11-1Q-2: Polar Crane Fabricator Issue PO for Main Hoist Drum and Wire Rope - Units 2 & 3	2/28/2011		2/1/2011		No	No
63	11-2Q-l: Control Rod Drive Mechanisms - Fabricator to Start Procurement of Long Lead Material- Unit 3	6/30/2011		6/14/2011		No	No
64	11-2Q-2: Turbine Generator Fabricator Notice to Contractor Condenser Ready to Ship - Unit 2	11-4Q 10/31/2011	12-1Q 1/31/2012		+3 Month(s)	No	No	Due to schedule re-work and status.
65	11-3Q-l: Start placement of mud mat for Unit 2	11-3Q 7/14/2011	11-4Q 12/13/2011		+5 Month(s)	No	No	Due to schedule re-work and status.
66	11-3Q-2: Steam Generator Fabricator Notice to Contractor of Receipt of 1st Steam Generator Tubing - Unit 2	1/31/2011		9/28/2010		No	No
67	11-3Q-3: Pressurizer Fabricator Notice to Contractor of Welding of Upper and Intermediate Shells Completion - Unit 2	10-4Q 10/31/2010	11-3Q 8/31/2011		+10 Month(s)	No	No	Delay is due to issues with the supplier that are being addressed.
68	11-3Q-4: Reactor Vessel Fabricator Notice to Contractor of Closure Head Cladding Completion - Unit 3	12-1Q 2/28/2012	12-1Q 2/28/2012			No	No
69	11-4Q-l: Begin Unit 2 first nuclear concrete placement	11-4Q 10/3/2011	12-1Q 2/7/2012		+4 Month(s)	No	No	Due to schedule re-work and status.
70	11-4Q-2: Reactor Coolant Pump Fabricator Notice to Contractor of Stator Core Completion - Unit 2	11-3Q 9/30/2011	11-4Q 11/30/2011		+2 Months(s)	No	No	Due to schedule re-work and status.
71	11-4Q-3: Fabricator Start Fit and Welding of Core Shroud Assembly - Unit 2	11-2Q 6/30/2011	11-3Q 7/31/2011		+1 Month(s)	No	No	Due to schedule re-work and status.

Color Legend	= Completed	= Completed this Quarter	= Movement in Days Only

6 of 13

11-2Q	Appendix 1
VC Summer Units 2 and 3

11-2Q
			Targeted		Delta Months	Outside	Substantial
			Milestone	Actual	from Order	+ 18/-24	Completion
Tracking		Order No.	Completion	Completion	No. 2010-12	Months	Date
ID	Order No. 2010-12 Description	2010-12 Date	Date	Date	Date	Contingency?	Impact?	Notes

72	11-4Q-4: Steam Generator Fabricator Notice to Contractor of Completion of 1st Steam Generator Tubing Installation - Unit 2	11-2Q 5/31/2011	11-4Q 11/30/20111		+6 Month(s)	No	No	Due to schedule re-work and status.
73	11-4Q-5: Reactor Coolant Loop Pipe - Shipment of Equipment to Site - Unit 2	12-4Q 12/31/2012	12-2Q 5/31/20121		-7 Month(s)	No	No	Schedule ahead of plan.
74	11-4Q-6: Control Rod Drive Mechanism - Ship Remainder of Equipment (Latch Assembly & Rod Travel Housing) to Head Supplier - Unit 2	11-4Q 12/31/2011	12-1Q 2/28/2012		+2 Month(s)	No	No	Due to schedule re-work and status.
75	11-4Q-7: Pressurizer Fabricator Notice to Contractor of Welding of Lower Shell to Bottom Head Completion - Unit 2	10-4Q 10/31/2010	11-3Q 9/30/2011		+11 Month(s)	No	No	Delay is due to issues with the supplier that are being addressed.
76	11-4Q-8: Steam Generator Fabricator Notice to Contractor of Completion of 2nd Steam Generator Tubing Installation - Unit 2	11-2Q 6/30/2011	11-4Q 11/30/2011		+5 Month(s)	No	No	Due to schedule re-work and status.
77	11-4Q-9: Design Finalization Payment 14	11-4Q 10/31/2011	11-4Q 10/31/2011			No	No
78	12-1Q-1: Set module CA04 for Unit 2	12-1Q 1/27/2012	12-3Q 9/26/20121		+8 Month(s)	No	No	Due to issues related to supplier that are being addressed.
79	12-1Q-2: Passive Residual Heat Removal Heat Exchanger Fabricator Notice to Contractor of Final Post Weld Heat Treatment - Unit 2	6/30/2010		5/24/20111		No	No
80	12-1Q-3: Passive Residual Heat Removal Heat Exchanger Fabricator Notice to Contractor of Completion of Tubing- Unit 2	11-1Q 1/31/2011	12-1Q 1/31/2012		+12 Month(s)	No	No	Due to issues related to supplier that are being addressed.
81	12-1Q-4: Polar Crane Fabricator Notice to Contractor of Girder Fabrication Completion - Unit 2	12-1Q 2/28/2012	12-3Q 7/31/2012		+5 Month(s)	No	No	Due to schedule re-work and status.

Color Legend	= Completed	= Completed this Quarter	= Movement in Days Only

7 of 13

11-2Q	Appendix 1
VC Summer Units 2 and 3

11-2Q
			Targeted		Delta Months	Outside	Substantial
			Milestone	Actual	from Order	+ 18/-24	Completion
Tracking		Order No.	Completion	Completion	No. 2010-12	Months	Date
ID	Order No. 2010-12 Description	2010-12 Date	Date	Date	Date	Contingency?	Impact?	Notes

82	12-1Q-5: Turbine Generator Fabricator Notice to Contractor Condenser Ready to Ship - Unit 3	13-3Q 8/31/2013	13-3Q 7/31/2013		-1 Month(s)	No	No	Schedule ahead of plan.
83	12-2Q-1: Set Containment Vessel ring #1 for Unit 2	12-2Q 4/3/2012	13-1Q 1/14/2013		+9 Month(s)	No	No	Due to schedule re-work and status.
84	12-2Q-2: Reactor Coolant Pump Fabricator Delivery of Casings to Port of Export - Unit 2	12-1Q 3/31/2012	11-4Q 12/31/2011		-3 Month(s)	No	No	Schedule ahead of plan.
85	12-2Q-3: Reactor Coolant Pump Fabricator Notice to Contractor of Stator Core Completion - Unit 3	13-3Q 8/31/2013	13-1Q 1/31/2013		-7 Month(s)	No	No	Schedule ahead of plan.
86	12-2Q-4: Reactor Vessel Fabricator Notice to Contractor of Receipt of Core Shell Forging - Unit 3	12-3Q 9/30/2012	12-2Q 5/31/2012		-4 Month(s)	No	No	Schedule ahead of plan.
87	12-2Q-5: Contractor Notified that Pressurizer Fabricator Performed Cladding on Bottom Head - Unit 3	13-1Q 1/31/2013	11-4Q 10/31/2011		-15 Month(s)	No	No	Schedule ahead of plan.
88	12-3Q-1: Set Nuclear Island structural module CA03 for Unit 2	12-3Q 8/30/2012	13-2Q 5/2/2013		+9 Month(s)	No	No	Due to supplier issues that are being addressed.
89	12-3Q-2: Squib Valve Fabricator Notice to Contractor of Completion of Assembly and Test for Squib Valve Hardware - Unit 2	12-2Q 5/31/2012	12-2Q 5/31/2012			No	No
90	12-3Q-3: Accumulator Tank Fabricator Notice to Contractor of Satisfactory Completion of Hydrotest - Unit 3	12-4Q 12/31/2012	12-4Q 10/31/2012		-2 Month(s)	No	No	Schedule ahead of plan.
91	12-3Q-4: Polar Crane Fabricator Notice to Contractor of Electric Panel Assembly Completion - Unit 2	12-3Q 7/31/2012	12-3Q 9/30/2012		+2 Month(s)	No	No	Due to schedule re-work and status.
92	12-4Q-1: Start containment large bore pipe supports for Unit 2	12-2Q 4/9/2012	12-4Q 12/26/2012		+8 Month(s)	No	No	Due to supplier issues that are being addressed.

Color Legend	= Completed	= Completed this Quarter	= Movement in Days Only

8 of 13

11-2Q	Appendix 1
VC Summer Units 2 and 3

11-2Q
			Targeted		Delta Months	Outside	Substantial
			Milestone	Actual	from Order	+ 18/-24	Completion
Tracking		Order No.	Completion	Completion	No. 2010-12	Months	Date
ID	Order No. 2010-12 Description	2010-12 Date	Date	Date	Date	Contingency?	Impact?	Notes

93	12-4Q-2: Integrated Head Package - Shipment of Equipment to Site - Unit 2	12-4Q 10/31/2012	13-1Q 2/28/2013		+4 Month(s)	No	No	Due to schedule re-work and status.
94	12-4Q-3: Reactor Coolant Pump Fabricator Notice to Contractor of Final Stator Assembly Completion - Unit 2	12-4Q 11/30/2012	12-4Q 12/31/2012		+1 Month(s)	No	No	Due to schedule re-work and status.
95	12-4Q-4: Steam Generator Fabricator Notice to Contractor of Completion of 2nd Steam Generator Tubing Installation - Unit 3	13-2Q 5/31/2013	13-2Q 4/30/2013		-1 Month(s)	No	No	Schedule ahead of plan.
96	12-4Q-5: Steam Generator Fabricator Notice to Contractor of Satisfactory Completion of 1st Steam Generator Hydrotest - Unit 2	12-2Q 5/31/2012	12-3Q 8/31/2012		+3 Month(s)	No	No	Due to schedule re-work and status.
97	13-1Q-1: Start concrete fill of Nuclear Island structural modules CA01 and CA02 for Unit 2	13-1Q 2/26/2013	13-4Q 11/1/2013		+9 Month(s)	No	No	Due to schedule re-work and status.
98	13-1Q-2: Passive Residual Heat Removal Heat Exchanger - Delivery of Equipment to Port of Entry - Unit 2	12-2Q 4/30/2012	12-2Q 4/30/2012			No	No
99	13-1Q-3: Refueling Machine Fabricator Notice to Contractor of Satisfactory Completion of Factory Acceptance Test - Unit 2	13-1Q 2/28/2013	12-3Q 9/30/2012		-5 Month(s)	No	No	Schedule ahead of plan.
100	13-1Q-4: Deliver Reactor Vessel Internals to Port of Export - Unit 2	13-3Q 7/31/2013	13-3Q 7/31/2013			No	No
101	13-2Q-1: Set Unit 2 Containment Vessel #3	13-2Q 4/17/2013	13-4Q 12/23/2013		+8 Month(s)	No	No	Due to schedule re-work and status.
102	13-2Q-2: Steam Generator - Contractor Acceptance of Equipment at Port of Entry - Unit 2	13-1Q 3/31/2013	13-1Q 1/31/2013		-2 Month(s)	No	No	Schedule ahead of plan.
103	13-2Q-3: Turbine Generator Fabricator Notice to Contractor Turbine Generator Ready to Ship - Unit 2	13-2Q 4/30/2013	13-1Q 3/31/2013		-1 Month(s)	No	No	Schedule ahead of plan.
104	13-2Q-4: Pressurizer Fabricator Notice to Contractor of Satisfactory Completion of Hydrotest - Unit 3	14-1Q 2/28/2014	13-4Q 10/31/2013		-4 Month(s)	No	No	Schedule ahead of plan.

Color Legend	= Completed	= Completed this Quarter	= Movement in Days Only

9 of 13

11-2Q	Appendix 1
VC Summer Units 2 and 3

11-2Q
			Targeted		Delta Months	Outside	Substantial
			Milestone	Actual	from Order	+ 18/-24	Completion
Tracking		Order No.	Completion	Completion	No. 2010-12	Months	Date
ID	Order No. 2010-12 Description	2010-12 Date	Date	Date	Date	Contingency?	Impact?	Notes

105	13-2Q-5: Polar Crane - Shipment of Equipment to Site - Unit 2	13-2Q 5/31/2013	13-4Q 11/30/2013		+6 Month(s)	No	No	Due to schedule re-work and status.
106	13-2Q-6: Receive Unit 2 Reactor Vessel on site from fabricator	13-2Q 5/20/2013	14-1Q 1/8/2014		+8 Month(s)	No	No	Due to schedule re-work and status.
107	13-3Q-1: Set Unit 2 Reactor Vessel	13-2Q 6/18/2013	14-1Q 2/3/2014		+8 Month(s)	No	No	Due to schedule re-work and status.
108	13-3Q-2: Steam Generator Fabricator Notice to Contractor of Completion of 2nd Channel Head to Tubesheet Assembly Welding - Unit 3	13-4Q 12/31/2013	13-4Q 11/30/2013		-1 Month(s)	No	No	Schedule ahead of plan.
109	13-3Q-3: Reactor Coolant Pump Fabricator Notice to Contractor of Final Stator Assembly Completion - Unit 3	14-3Q 8/31/2014	14-1Q 2/28/2014		-6 Month(s)	No	No	Schedule ahead of plan.
110	13-3Q-4: Reactor Coolant Pump - Shipment of Equipment to Site (2 Reactor Coolant Pumps) - Unit 2	13-3Q 9/30/2013	13-3Q 8/31/2013		-1 Month(s)	No	No	Schedule ahead of plan.
111	13-3Q-5: Place first nuclear concrete for Unit 3	13-3Q 8/1/2013	13-3Q 8/2/2013			No	No	Due to minor schedule refinement.
112	13-4Q-1: Set Unit 2 Steam Generator	13-3Q 9/9/2013	14-2Q 5/4/2014		+8 Month(s)	No	No	Due to schedule re-work and status.
113	13-4Q-2: Main Transformers Ready to Ship - Unit 2	13-3Q 9/30/2013	13-2Q 6/30/2013		-3 Month(s)	No	No	Schedule ahead of plan.
114	13-4Q-3: Complete Unit 3 Steam Generator Hydrotest at fabricator	14-1Q 2/28/2014	14-1Q 3/31/2014		+1 Month(s)	No	No	Due to schedule re-work and status.
115	13-4Q-4: Set Unit 2 Containment Vessel Bottom Head on basemat legs	11-4Q 11/21/2011	12-3Q 9/10/2012		+10 Month(s)	No	No	Due to quality issues being addressed with the supplier.
116	14-1Q-1: Set Unit 2 Pressurizer Vessel	14-1Q 1/24/2014	14-3Q 9/16/2014		+8 Month(s)	No	No	Due to schedule re-work and status.

Color Legend	= Completed	= Completed this Quarter	= Movement in Days Only

10 of 13

11-2Q	Appendix 1
VC Summer Units 2 and 3

11-2Q
			Targeted		Delta Months	Outside	Substantial
			Milestone	Actual	from Order	+ 18/-24	Completion
Tracking		Order No.	Completion	Completion	No. 2010-12	Months	Date
ID	Order No. 2010-12 Description	2010-12 Date	Date	Date	Date	Contingency?	Impact?	Notes

117	14-1Q-2: Reactor Coolant Pump Fabricator Notice to Contractor of Satisfactory Completion of Factory Acceptance Test - Unit 3	15-1Q 2/28/2015	15-1Q 3/31/2015		+1 Month(s)	No	No	Due to schedule re-work and status.
118	14-1Q-3: Deliver Reactor Vessel Internals to Port of Export - Unit 3	15-2Q 6/30/2015	15-2Q 4/30/2015		-2 Month(s)	No	No	Schedule ahead of plan.
119	14-1Q-4: Main Transformers Fabricator Issue PO for Material - Unit 3	14-2Q 4/30/2014	14-2Q 4/30/2014			No	No
120	14-2Q-1: Complete welding of Unit 2 Passive Residual Heat Removal System piping	14-1Q 3/19/2014	14-4Q 10/29/2014		+7 Month(s)	No	No	Due to schedule re-work and status.
121	14-2Q-2: Steam Generator - Contractor Acceptance of Equipment at Port of Entry - Unit 3	15-2Q 4/30/2015	14-3Q 9/30/2014		-7 Month(s)	No	No	Schedule ahead of plan.
122	14-2Q-3: Refueling Machine - Shipment of Equipment to Site - Unit 3	14-2Q 5/31/2014	14-2Q 5/31/2014			No	No
123	14-3Q-1: Set Unit 2 Polar Crane	14-2Q 4/3/2014	14-4Q 11/4/2014		+7 Month(s)	No	No	Due to schedule re-work and status.
124	14-3Q-2: Reactor Coolant Pumps - Shipment of Equipment to Site - Unit 3	15-2Q 6/30/2015	15-3Q 8/31/2015		+2 Month(s)	No	No	Due to schedule re-work and status.
125	14-3Q-3: Main Transformers Ready to Ship - Unit 3	14-3Q 9/30/2014	15-1Q 1/31/2015		+4 Month(s)	No	No	Due to schedule re-work and status.
126	14-4Q-1: Spent Fuel Storage Rack - Shipment of Last Rack Module - Unit 3	14-4Q 12/31/2014	14-2Q 6/30/2014		-6 Month(s)	No	No	Schedule ahead of plan.
127	15-1Q-1: Start electrical cable pulling in Unit 2 Auxillary Building	14-4Q 12/26/2014	15-3Q 8/6/2015		+8 Month(s)	No	No	Due to schedule re-work and status.
128	15-1Q-2: Complete Unit 2 Reactor Coolant System cold hydro	15-3Q 8/3/2015	15-4Q 10/23/2015		+2 Month(s)	No	No	Due to schedule re-work and status.
129	15-2Q-l:: Activate class 1E DC power in Unit 2 Auxilary Building.	15-1Q 3/5/2015	14-4Q 12/17/2014		-3 Month(s)	No	No	Schedule ahead of plan.

Color Legend	= Completed	= Completed this Quarter	= Movement in Days Only

11 of 13

11-2Q	Appendix 1
VC Summer Units 2 and 3

11-2Q
			Targeted		Delta Months	Outside	Substantial
			Milestone	Actual	from Order	+ 18/-24	Completion
Tracking		Order No.	Completion	Completion	No. 2010-12	Months	Date
ID	Order No. 2010-12 Description	2010-12 Date	Date	Date	Date	Contingency?	Impact?	Notes

130	15-3Q-1: : Complete Unit 2 hot functional test.	15-3Q 9/21/2015	15-4Q 10/28/2015		+1 Month(s)	No	No	Due to schedule re-work and status.
131	15-3Q-2: Install Unit 3 ring 3 for containment vessel	15-3Q 7/30/2015	15-2Q 4/15/2015		-3 Month(s)	No	No	Schedule ahead of plan.
132	15-4Q-1: Load Unit 2 nuclear fuel	15-4Q 10/28/2015	15-4Q 10/28/2015			No	No
133	16-1Q-1: Unit 2 Substantial Completion	16-2Q 4/1/2016	16-2Q 4/1/2016			No	No
134	16-2Q-1: Set Unit 3 Reactor Vessel	15-4Q 10/1/2015	15-2Q 4/21/2015		-6 Month(s)	No	No	Schedule ahead of plan.
135	16-3Q-1: Set Unit 3 Steam Generator #2	15-4Q 12/22/2015	15-4Q 10/16/2015		-2 Month(s)	No	No	Schedule ahead of plan.
136	16-4Q-1: Set Unit 3 Pressurizer Vessel	16-2Q 5/16/2016	16-1Q 3/9/2016		-2 Month(s)	No	No	Schedule ahead of plan.
137	16-4Q-1: Complete welding of Unit 3 Passive Residual Heat Removal System piping	16-2Q 6/20/2016	16-2Q 4/21/2016		-2 Month(s)	No	No	Schedule ahead of plan.
138	17-2Q-1: Set Unit 3 polar crane	16-3Q 7/18/2016	16-2Q 4/27/2016		-3 Month(s)	No	No	Schedule ahead of plan.
139	17-3Q-1: Start Unit 3 Shield Building roof slab rebar placement	17-1Q 1/16/2017	16-3Q 8/2/2016		-5 Month(s)	No	No	Schedule ahead of plan.
140	17-4Q-1: Start Unit 3 Auxiliary Building electrical cable pulling	17-2Q 4/6/2017	16-4Q 10/10/2016		-6 Month(s)	No	No	Schedule ahead of plan.
141	18-1Q-1: Activate Unit 3 Auxiliary Building class 1E DC power	17-2Q 6/9/2017	16-3Q 7/1/2016		-11 Month(s)	No	No	Schedule ahead of plan.
142	18-2Q-1: Complete Unit 3 Reactor Coolant System cold hydro	18-1Q 1/1/2018	17-4Q 11/17/2017		-2 Month(s)	No	No	Schedule ahead of plan.
143	18-2Q-1: Complete Unit 3 hot functional test	18-1Q 2/15/2018	18-1Q 3/8/2018		+1 Month(s)	No	No	Due to schedule re-work and status.

Color Legend	= Completed	= Completed this Quarter	= Movement in Days Only

12 of 13

11-2Q	Appendix 1
VC Summer Units 2 and 3

11-2Q
			Targeted		Delta Months	Outside	Substantial
			Milestone	Actual	from Order	+ 18/-24	Completion
Tracking		Order No.	Completion	Completion	No. 2010-12	Months	Date
ID	Order No. 2010-12 Description	2010-12 Date	Date	Date	Date	Contingency?	Impact?	Notes

144	18-3Q-1: Complete Unit 3 nuclear fuel load	18-3Q 7/31/2018	18-3Q 7/12/2018			No	No	Due to minor schedule refinement.
145	18-4Q-1: Begin Unit 3 full power operation	18-4Q 10/31/2018	18-4Q 11/15/2018	+1 Month(s)		No	No	Due to schedule re-work and status.
146	19-1Q-1: Unit 3 Substantial Completion	19-1Q 1/1/2019	19-1Q 1/1/2019			No	No

	SUMMARY
Total Milestones Completed	61	out of	146 =	42%

Milestone Movement - Order No. 2010-12 vs. 11-2Q:
a) Forward Movement	43	out of	146 =	29%
b) Backward Movement	30	out of	146 =	21%
Milestones Within +12 to +17 Month range	2	out of	146 =	1%

Color Legend	= Completed	= Completed this Quarter	= Movement in Days Only

13 of 13

APPENDIX 2

V. C. Summer Nuclear Station Units 2 & 3

Quarterly Report to the South Carolina Office of Regulatory Staff

Submitted by South Carolina Electric & Gas Company

Pursuant to Public Service Commission Order No. 2009-104(A)

Quarter Ending June 30, 2011

Appendix 2, Chart A is an updated and expanded version of the information contained in the capital cost schedule approved by the Commission in Order No. 2011-345.

Appendix 2, Chart A shows:

1.             The actual expenditures on the project by plant cost category through the current period.

2.             The changes in capital costs reflecting the Company’s current forecast of expenditures on the project for each future period by plant cost category.  In updating its cost projections the Company has used the current construction schedule for the project and the Commission-approved inflation indices as set forth in Appendix 4 to this report.

3.             The cumulative Construction Work in Progress for the project and the balance of Construction Work in Progress that is not yet reflected in revised rates.

4.             The current rate for calculating AFUDC computed as required under applicable FERC regulations.

The Cumulative Project Cash Flow target as approved in Order No. 2011-345 and as updated for escalation and other Commission-approved adjustments is found under the heading “Per Order 2011-345 Adjusted.”  The adjustments reflect:

1.             Changes in inflation indices.

2.             Budget Carry-Forward Adjustments used, where appropriate to track the effect of lower-than-expected cumulative costs on the future cumulative cash flow of the project.

Chart A of Appendix 2 also shows the cumulative cash flow for the project based on actual expenditures to date and the current construction schedule and forecast of year-by-year cost and going forward.  This information is found under the heading “Actual through June 2011, plus Projected.”

Appendix 2, Chart A

RESTATED and UPDATED CONSTRUCTION EXPENDITURES

(Thousands of $)

V.C. Summer Units 2 and 3 - Summary of SCE&G Capital Cost Components

	Total	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018

Per Order 2011-345 Adjusted

Annual Project Cash Flow(per order)	5,531,259	21,723	100,905	340,003	398,552	497,994	856,993	871,748	664,760	627,604	494,501	304,676	351,800
Capital Cost Rescheduling Contingency	—	—	—	—	—	—	—	—	—	—	—	—	—
Budget Carry-Forward Adjustment	—	—	—	—	—	—	—	—	—	—	—	—	—
Net	5,531,259	21,723	100,905	340,003	398,552	497,994	856,993	871,748	664,760	627,604	494,501	304,676	351,800

Adjusted for Change in Escalation	5,357,987	21,723	100,905	340,003	398,552	482,302	820,877	851,185	645,654	607,073	472,046	289,168	328,500

Cumulative Project Cash Flow(Target)		21,723	122,628	462,631	861,183	1,343,485	2,164,362	3,015,547	3,661,200	4,268,273	4,740,319	5,029,487	5,357,987

		Actual				Projected
	Total	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018
Actual through June 2011* plus Projected

Plant Cost Categories
Fixed with No Adjustment
Firm with Fixed Adjustment A
Firm with Fixed Adjustment B						CONFIDENTIAL
Firm with Indexed Adjustment
Actual Craft Wages
Non-Labor Costs
Time & Materials
Owners Costs
Transmission Costs	321,591	—	26	724	927	7,209	7,775	12,095	29,822	35,236	43,035	73,678	111,064

Total Base Project Costs(2007 $)	4,270,301	21,723	97,386	319,073	374,810	429,041	707,507	665,521	478,478	450,018	323,111	192,657	210,974

Total Project Escalation	1,100,937	—	3,519	20,930	23,741	41,544	131,477	184,281	161,779	171,897	148,249	95,724	117,796

Total Revised Project Cash Flow	5,371,238	21,723	100,905	340,003	398,551	470,585	838,985	849,801	640,257	621,916	471,360	288,381	328,770

Cumulative Project Cash Flow(Revised)		21,723	122,629	462,632	861,183	1,331,768	2,170,753	3,020,554	3,660,811	4,282,727	4,754,087	5,042,469	5,371,238

AFUDC(Capitalized Interest)	249,348	645	3,497	10,564	17,150	20,280	32,565	43,022	37,854	30,957	20,237	16,228	16,349

Gross Construction	5,620,586	22,368	104,403	350,567	415,701	490,865	871,550	892,823	678,112	652,873	491,598	304,609	345,119

Construction Work in Progress		22,368	126,771	477,338	893,039	1,383,904	2,255,454	3,148,277	3,826,388	4,479,261	4,970,859	5,275,468	5,620,586

CWIP Currently in Rates					663,471

June 30, 2011 Actual Incremental CWIP Not Currently in Rates					436,766

*Applicable index escalation rates for 2011 are estimated. Escalation is subject to restatement when actual indices for 2011 are final.

Notes:
2011-2018 AFUDC rate applied	5.87%

The AFUDC rate applied is the current SCE&G rate. AFUDC rates can vary with changes in market interest rates, SCE&G’s embedded cost of capital, capitalization ratios, construction work in process, and SCE&G’s short-term debt outstanding.

APPENDIX 3

V. C. Summer Nuclear Station Units 2 & 3

Quarterly Report to the South Carolina Office of Regulatory Staff

Submitted by South Carolina Electric & Gas Company

Pursuant to Public Service Commission Order No. 2009-104(A)

Quarter Ending June 30, 2011

For comparison purposes, Appendix 3 provides the  schedule of capital costs for the project which was approved by the Commission in Order No. 2011-345 as the Approved Capital Cost of the Units, pursuant to S.C. Code Ann. § 58-33-270(B)(2). Appendix 3 also reflects the forecast of AFUDC expense based on these adjusted schedules and the AFUDC rates that were current at the time of Order No. 2011-345.  Appendix 3 is intended to provide a fixed point of reference for future revisions and updating.  While the schedule of costs contained on Appendix 3 is subject to revision for escalation, changes in AFUDC rates and amounts, capital cost scheduling contingencies and other contingency adjustments as authorized in Order No. 2009-104(A), no such adjustments have been made to the schedules presented here.

Appendix 3

RESTATED and UPDATED CONSTRUCTION EXPENDITURES

(Thousands of $)

V.C. Summer Units 2 and 3 - Summary of SCE&G Capital Cost Components

		Actual				Projected
	Total	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018
Per Order 2011-345

Plant Cost Categories
Fixed with No Adjustment
Firm with Fixed Adjustment A
Firm with Fixed Adjustment B
Firm with Indexed Adjustment						CONFIDENTIAL
Actual Craft Wages
Non-Labor Costs
Time & Materials
Owners Costs
Transmission Costs	321,591	—	26	724	884	7,252	7,775	12,095	29,822	35,236	43,035	73,678	111,064

Total Base Project Costs(2007 $)	4,270,404	21,723	97,386	319,073	377,225	440,602	696,093	669,056	483,136	438,767	323,231	193,183	210,926

Total Project Escalation	1,260,855	—	3,519	20,930	21,327	57,391	160,900	202,693	181,623	188,837	171,270	111,492	140,874

Total Revised Project Cash Flow	5,531,259	21,723	100,905	340,003	398,552	497,994	856,993	871,748	664,760	627,604	494,501	304,676	351,800

Cumulative Project Cash Flow(Revised)		21,723	122,629	462,632	861,184	1,359,178	2,216,171	3,087,919	3,752,678	4,380,283	4,874,784	5,179,460	5,531,259

AFUDC(Capitalized Interest)	255,684	645	3,497	10,564	17,150	24,188	32,098	42,559	37,585	30,731	21,543	17,561	17,564

Construction Work in Progress		22,368	126,771	477,338	893,040	1,415,221	2,304,312	3,218,618	3,920,963	4,579,298	5,095,342	5,417,579	5,786,943

APPENDIX 4

V. C. Summer Nuclear Station Units 2 & 3

Quarterly Report to the South Carolina Office of Regulatory Staff

Submitted by South Carolina Electric & Gas Company

Pursuant to Public Service Commission Order No. 2009-104(A)

Quarter Ending June 30, 2011

Appendix 4 shows the changes in the inflation indices approved in Order No. 2009-104(A).  Included is a ten year history of the Handy Whitman All Steam Index, South Atlantic Region; the Handy Whitman All Steam and Nuclear Index, South Atlantic Region; the Handy Whitman All Transmission Plant Index, South Atlantic Region; and the Chained GDP Index.  The change in the relevant indices from the Combined Application is also provided.

Appendix 4, Chart A

Inflation Indices, Chart A

HW All Steam Generation Plant Index, January 2011

Year	Index	Yr/Yr change	Three Year Average	Five Year Average	Ten Year Average

2011	554	3.36%	2.30%	4.73%	4.45%
2010	536	-1.29%	3.89%	5.21%
2009	543	4.83%	7.19%	7.19%
2008	518	8.14%	7.50%	6.65%
2007	479	8.62%	7.66%	5.51%
2006	441	5.76%	5.49%	4.17%
2005	417	8.59%	4.39%	3.42%
2004	384	2.13%	2.17%
2003	376	2.45%	2.13%
2002	367	1.94%
2001	360	1.98%
2000	353

	BLRA
	Filing	Order 2010-12	Order 2011-345	Update
	Jul-07	Jan-09	Jul-10	Jan-11

HW All Steam Index:
One year	7.68%	4.83%	4.79%	3.36%
Five Year	5.74%	7.19%	5.31%	4.73%

Appendix 4, Chart B

Inflation Indices, Chart B

HW All Steam and Nuclear Generation Plant Index, January 2011

Year	Index	Yr/Yr change	Three Year Average	Five Year Average	Ten Year Average

2011	553	3.17%	2.30%	4.74%	4.46%
2010	536	-1.11%	3.89%	5.26%
2009	542	4.84%	7.21%	7.20%
2008	517	7.93%	7.52%	6.66%
2007	479	8.86%	7.75%	5.57%
2006	440	5.77%	5.51%	4.19%
2005	416	8.62%	4.40%	3.43%
2004	383	2.13%	2.18%
2003	375	2.46%	2.13%
2002	366	1.95%
2001	359	1.99%
2000	352

	BLRA
	Filing	Order 2010-12	Order 2011-345	Update
	Jul-07	Jan-09	Jul-10	Jan-11

HW All Steam/Nuclear Index:
One year	7.69%	4.84%	4.60%	3.17%
Five Year	5.75%	7.20%	5.32%	4.74%

Appendix 4, Chart C

Inflation Indices, Chart C

HW All Transmission Plant Index, January 2011

Year	Index	Yr/Yr change	Three Year Average	Five Year Average	Ten Year Average

2011	564	1.44%	1.57%	4.33%	4.55%
2010	556	-4.14%	3.68%	5.74%
2009	580	7.41%	8.11%	8.60%
2008	540	7.78%	8.48%	7.71%
2007	501	9.15%	9.27%	6.10%
2006	459	8.51%	7.21%	4.76%
2005	423	10.16%	4.28%	3.51%
2004	384	2.95%	1.72%
2003	373	-0.27%	1.48%
2002	374	2.47%
2001	365	2.24%
2000	357

	BLRA
	Filing	Order 2010-12	Order 2011-345	Update
	Jul-07	Jan-09	Jul-10	Jan-11

HW All Transmission Plant Index
One year	8.82%	7.41%	5.08%	1.44%
Five Year	6.86%	8.60%	5.23%	4.33%

Appendix 4

Inflation Indices, Chart D

GDP Chained Price Index,  2011

SERIESTYPE	UNIT	SHORT LABEL	2000	2001	2002	2003	2004	2005	2006	2007	2008	2009	2010

Chained Price Index—Gross Domestic Product
U.S. Macro - 10 Year Baseline	(2005=100)	Chained price index-gross domestic product , Source: BEA , Units: index- 2005=100.0	88.65	90.65	92.11	94.10	96.77	100.00	103.26	106.30	108.60	109.62	110.67
Annual Percent change			2.17%	2.26%	1.61%	2.16%	2.84%	3.34%	3.26%	2.94%	2.16%	0.94%	0.96%
3-Year Annual Percent change					2.01%	2.01%	2.20%	2.78%	3.14%	3.18%	2.79%	2.01%	1.35%
5-Year Annual Percent change							2.21%	2.44%	2.64%	2.91%	2.91%	2.53%	2.05%
10-Year Annual Percent change													2.24%
Consumer Price Index, All-Urban
U.S. Macro - 10 Year Baseline	Index	Consumer price index, all-urban , Source: BLS , Units: - 1982-84=1.00	1.72	1.77	1.80	1.84	1.89	1.95	2.02	2.07	2.15	2.15	2.18
Percent change			3.37%	2.82%	1.60%	2.30%	2.67%	3.37%	3.23%	2.86%	3.69%	0.00%	1.40%
3-Year Annual Percent change					2.59%	2.24%	2.19%	2.78%	3.09%	3.15%	3.26%	2.17%	1.68%
5-Year Annual Percent change							2.55%	2.55%	2.63%	2.88%	3.16%	2.62%	2.23%
10-Year Annual Percent change													2.39%
Producer Price Index—Finished Goods
U.S. Macro - 10 Year Baseline	(1982=1.0)	Producer price index-finished goods , Source: BLS , Units: index- 1982=1.0	1.38	1.41	1.39	1.43	1.49	1.56	1.60	1.67	1.77	1.73	1.80
Percent change			3.76%	1.94%	-1.30%	3.18%	3.98%	4.70%	2.56%	4.38%	5.99%	-2.26%	4.05%
3-Year Annual Percent change					1.44%	1.26%	1.93%	3.95%	3.74%	3.87%	4.30%	2.64%	2.53%
5-Year Annual Percent change							2.29%	2.48%	2.60%	3.76%	4.31%	3.03%	2.90%
10-Year Annual Percent change													2.69%

	BLRA
	Filing	Order 2010-12	Order 2011-345	Update
	Jul-07	Jan-09	Jul-10	Jan-11

GDP Chained Price Index
One year	2.66%	2.24%	0.43%	0.96%
Five Year	2.81%	2.86%	1.97%	2.05%